EXHIBIT 99.1

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT
FOR
______________

     This First Amendment (the “Amendment”) is dated effective September 16, 2008 and amends the Employment Agreement by and between Umpqua Holdings Corporation (“Umpqua”) and _________ (“Officer”) dated as of March 10, 2006 (the “Employment Agreement”).

RECITALS

     A.      Officer and Umpqua desire to amend the Employment Agreement to extend the term of the Employment Agreement.

AGREEMENT

The parties agree as follows:

     1.       AMENDMENT TO DURATION OF AGREEMENT. Section 1 of the Employment Agreement is amended to provide that the Employment Agreement, including the severance provisions governed by ERISA, shall expire on December 31, 2013.

     2.       ADVICE OF COUNSEL. Officer acknowledges that, in executing this Amendment, Officer has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Amendment. This Amendment shall not be construed against any party by reason of the drafting or preparation hereof.

     3.       EFFECT OF AMENDMENT. Except as specifically set forth herein, the Employment Agreement as previously executed shall continue in full force and effect as written.

     4.       DEFINED TERMS. Capitalized terms not otherwise defined in this Amendment have the meanings set forth in the Employment Agreement.

“UMPQUA”
Umpqua Holdings Corporation

By: _____________________
      _____________________,__________________

“OFFICER”

___________________
___________________